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                                  EXHIBIT 24.2


                        INDEPENDENT AUDITOR'S CONSENT


        We consent to the incorporation by reference in this Registration Statement of EPL Technologies, Inc. on Form S-8 of our report dated March 21, 1994 appearing in the Annual Report on Form 10-K of EPL Technologies, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in this Prospectus which is part of this Registration Statement.


/s/ SCHALLEUR & COMPANY

Schalleur & Company
Blue Bell, PA
August 6, 1996